Exhibit 10.3

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

This Second Amendment (this “Amendment”) to that certain Asset Purchase Agreement, dated as of October 1, 2008, as amended by that certain First Amendment to Asset Purchase Agreement, dated as of March 2, 2009 (the “Agreement”), by and among NDS Nutritional Products, Inc., a Nebraska corporation (“Seller”), Bond Laboratories, Inc., a Nevada corporation (“Buyer”), and Cory Wiedel and Ryan Zink (each, a “Shareholder” and together, the “Shareholders”), is entered into effective as of September 30, 2009, by and among Buyer, Seller, Shareholders, and, with respect to certain sections of the Agreement, NDS Nutrition Products, Inc., a Florida corporation (“Buyer Sub”).  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the Agreement, Seller sold and transferred, and Buyer purchased and assumed, the Acquired Assets and the Assumed Liabilities, respectively;

WHEREAS, Buyer assigned the Acquired Assets and certain of the Assumed Liabilities to Buyer Sub as permitted by Section 10.5 of the Agreement;

WHEREAS, the parties, in accordance with Section 10.4 of the Agreement, desire to amend the Agreement pursuant to the terms and provisions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises herein contained, the parties hereby agree as follows:

1.           Table of Definitions.

(a)           The definition of “Acquisition Agreements” shall be amended to include the “New Note” and the “Zink Agreement”, and to include amendments to the Acquisition Agreements.

(b)           The definition of “Component Inventory” is hereby amended and restated in its entirety to read as follows:

“’Component Inventory’ shall mean the Product Inventory which consists of component parts (e.g., lids, labels, bottles, boxes, packaging).”

(c)           The definition of “Earn-Out Amount” is hereby amended and restated to read in its entirety to read as follows:

“’Earn-Out Amount’ shall mean $330,420.21.”

(d)           The definition of “Fixed Assets” shall be amended and restated in it entirety to read as follows:

“Fixed Assets” means those fixed assets of Seller listed on Schedule 2.1(iii) hereto.”

(e)           The definition of “Notes” shall be amended and restated in its entirety to read as follows:

“Notes” means (i) that certain Secured Promissory Note (Installment Note), originally issued by Buyer in favor of Seller as of October 1, 2008; (2) that certain Secured Promissory Note (Component Inventory), originally issued by Buyer in favor of Seller as of October 1, 2008; and (3) that certain Secured Promissory Note (Fixed Assets), originally issued by Buyer in favor of Seller as of October 1, 2008.”

(f)           “Remaining Earn-Out Amount” means $275,000; provided, however, that this amount shall be reduced by: (A) $25,000 if Buyer makes one or more pre-payments (i.e., payments in addition to the regularly scheduled monthly payment) under the New Note in the aggregate amount of $250,000 after December 31, 2009 but on or before June 30, 2010, or (B) $50,000 if Buyer makes one or more pre-payments (i.e., payments in addition to the regularly scheduled monthly payment) in the aggregate amount of $225,000 on or before December 31, 2009, in each case which reduction of the principal amount shall be deemed automatically effective as of the date of receipt of the applicable aggregate amount.

(g)           The following definitions shall be added to Schedule 1.0 “Table of Definitions”:

“Acquired Inventory” has the meaning set forth in Section 1.6 hereof.”

“New Note” has the meaning set forth in Section 2.1(ii) hereof.”

“Product Inventory Amount” means $105,923.63.”

“Seller Cap Amount” has the meaning set forth in Section 9.5(b) hereof.”

“Zink Agreement” means that certain Agreement, dated as of September 1, 2009, by and among Buyer, Buyer Sub, Seller, and the Shareholders.

(h)           The following defined terms (and accompanying definitions) shall be deleted from the Table of Definitions: “Actual Quarterly Earn-Out Payment”, “Auditor”, “Earn-Out Materials”, “FAP Note”, “GP Adjustment Amount”, “GP Objection Notice”, “GP Objection Period”, “GP Period”, “GP Quarterly Target” and “Target Quarterly Earn-Out Payment”.

2.           Product Inventory Purchases.

(a)           Section 1.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.6.           Purchases of Product Inventory.  Upon effectiveness of the New Note, Buyer shall be deemed to have purchased the Product Inventory set forth on Schedule 1.6 (the “Acquired Inventory”) for an aggregate purchase price equal to the Product Inventory Amount.  The Product Inventory Amount shall be made part of the New Note and shall be payable in accordance with its terms.  Buyer shall have no further obligations under this Agreement to purchase products from Seller, and shall be entitled to purchase products from any other source.”

     (b)           The Agreement is hereby amended to add a new Schedule 1.6, in the form attached hereto as Annex B, to the Agreement, and reference to Schedule 1.6 shall be deemed made where appropriate in the Agreement.

3.           Amendments to Article II “Purchase Price”.

(a)           Section 2.1(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

"(ii)           $621,775.01 in the form of a secured promissory note payable in monthly installments commencing as of March 1, 2010, accruing at the rate of eight percent (8%) per annum, and due and payable in full on December 31, 2010, substantially in then form of Exhibit B attached hereto (the “New Note”), the amount of which New Note shall be comprised of (A) the amounts outstanding, immediately prior to effectiveness of the New Note, under the Notes (i.e., $240,851.38); (B) the Remaining Earn-Out Amount (i.e., $275,000); and (C) the Product Inventory Amount.  The New Note shall supersede and replace the Notes in their entirety, and the Notes shall cease to be of further force or effect.”

(b)           Exhibits B-1, B-2 and B-3 of the Agreement are hereby deleted in their entirety and replaced with Exhibit B, which shall contain the form of New Note attached hereto as Annex A.

(c)           Each of Sections 2.1(iii), (iv) and (v) of the Agreement shall be amended and restated in their entirety to read as follows : “[RESERVED]”.

(d)           For purposes of clarity, Schedules 2.1(iii) and 2.1(v) shall remain in full force and effect.

(e)           Section 2.2 shall be amended and restated in its entirety to read as follows: “[RESERVED].”

3.           Amendment to Section 9.1 “Survival of Representations and Warranties”.

(a) All references in Section 9.1 of the Agreement to “eighteen (18) months” are hereby deleted and replaced with “ten (10) months”.

(b)  The words “Section 5.8 “Issuance of Securities” and Section 7.1 “Confidentiality” shall be added at the end of the last sentence of Section 9.1.

4.           Amendments to Section 9.5 “Limitations On Indemnification”.

(a)           Section 9.5(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b)           Cap.  Except as otherwise provided in Section 9.5(c) below, neither Seller nor the Shareholders (in the aggregate) will have any liability to the Buyer Indemnified Parties pursuant to the indemnification obligations of Section 9.2 above, to the extent that the total of all Losses paid by the Seller or the Shareholders exceed, in the aggregate, the “Seller Cap Amount” (as defined below).  “Seller Cap Amount” means an amount initially equal to Two Hundred Fifty-Five Thousand Dollars ($255,000); provided, however, the Seller Cap Amount shall be reduced by $42,500 on a monthly basis commencing on November 1, 2009 and continuing on the first day of each month thereafter through and including April 1, 2010 such that the Seller Cap Amount will equal Zero Dollars ($0) on April 1, 2010.  Except as otherwise provided in Section 9.5(c) below, Buyer will not have any liability to the Seller Indemnified Parties pursuant to the indemnification obligations of Section 9.3 above to the extent that the total of all Losses paid by Buyer exceed Seven Hundred Thousand Dollars ($700,000) in the aggregate.”

(b)           Section 9.5(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c)           Fraud and Other Exceptions.  The limitation on the indemnification responsibilities of the parties set forth in Sections 9.5(a) and 9.5(b) shall not apply to (i) any fraud by Seller, the Shareholders or Buyer, (ii) any intentional breach by Buyer of any term or provision of this Agreement or the other Acquisition Agreements (or any other agreement entered into in connection herewith), (iii) breach by Seller or a Shareholder of a representation or warranty contain in either of Sections 4.1 or 4.2 hereof, (iv) breach by Buyer of a representation or warranty contained in any of Sections 5.1, 5.2 or 5.8 hereof, (v) Buyer’s obligation to pay the Purchase Price, Buyer’s payment obligations arising after the Closing related to any Assumed Liability or Unassigned Obligations, Buyer’s payment obligations under Section 2.2, or any other payment obligations of Buyer under the Acquisition Agreements, (vi) Buyer’s and Seller’s obligations under Section 6.3, (vii) Losses asserted by any third party arising from or related to the production, promotion, marketing, provision, or sale by Seller or any of its Affiliates of products of any property, products, materials or supplies of any kind (including, without limitation, production and sale of ephedrine), or (viii) any breach of Buyer’s, Seller’s or any Shareholder’s obligations under the Stock Rights and Restriction Agreement or the Services Agreement.  For purposes of this Section 9.5(c), “Purchase Price” shall exclusively mean the amounts payable under the New Note.”

(c)           The first sentence of Section 9.5(d) is hereby amended and restated in its entirety to read as follows:

“In addition to any other rights or remedies available to Buyer herein, Buyer shall be entitled to offset such amounts to which it is entitled under this Article IX against, at its option, amounts due under the New Note (not to exceed the Seller Cap Amount) (the “Offset Amounts”), but only following a final determination of indemnification by a court of competent jurisdiction.”

5.           Miscellaneous.  Except as modified and amended herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but which together shall constitute the same instrument.  This Amendment shall be effective for all purposes upon its execution. Signatures faxed or sent via electronic mail to an opposing party shall constitute original and binding signatures for the purposes of executing and rendering binding this Amendment.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed effective as of the date first written above.

BUYER:	SELLER:

BOND LABORATORIES, INC.,	NDS NUTRITIONAL PRODUCTS, INC.,
a Nevada corporation	a Nebraska corporation

__________________	__________________
By: John S. Wilson Its: CEO	By: Cory J. Wiedel Its: CEO

SHAREHOLDERS:

By: __________________	By: __________________
Cory Wiedel	Ryan Zink

And with respect to the last paragraph of Section 1.5, as well as Section 1.6, Section 2.1, Section 6.3(a), Article IX and Article X:

NDS NUTRITION PRODUCTS, INC.,
A Florida corporation

______________________________
By:  John S. Wilson
Its:  CEO

ANNEX A

FORM OF SECURED PROMISSORY NOTE

ANNEX B

SCHEDULE 1.6

[See attached]